Press Release	Source: Renovo Holdings and Perihelion Global, Inc.

Perihelion Global Announces Letter of Intent to Purchase Control of Renovo Holdings

Friday August 3, 4:02 pm ET

CASSELBERRY, Fla. & SANTA ROSA BEACH, Fla.--(BUSINESS WIRE)--Renovo Holdings (OTCBB:RNVO - News), a fully reporting shell company, and Perihelion Global, Inc. (OTC:PHGI - News), a development stage company with interests in natural resources, alternative energies, and advanced communications, announced today that the companies have recently entered into a Letter of Intent for Perihelion Global to purchase control of Renovo.

Management of both companies have recently become aware of the speculation and recent rumors regarding the potential transaction between Perihelion Global and Renovo and issue the following joint statement:

Renovo Holdings and Perihelion Global, Inc. have entered into a "Non-Binding Letter of Intent" for Perihelion Global to purchase control of Renovo Holdings. The parties are currently working to finalize terms of a definitive agreement.

Additional updates will be provided in the future.

About Perihelion Global:

Perihelion Global focuses on the acquisition, development and management of technologies and strategic commodity reserves in the energy, natural resource and advanced communications markets. Perihelion's management team specializes in providing solutions for the strategic challenges of the 21st Century in environments that are mission critical in the global marketplace. For more information, visit: www.perihelionglobal.com.

Caution Regarding Forward-Looking Statements

This press release contains historical information as well as forward-looking statements that are based upon our estimates and anticipation of future events that are subject to certain risks and uncertainties that could cause actual results to vary materially from the expected results described in the forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "hopeful," "intend," "may," "optimistic," "preliminary," "project," "should," "will," and similar expressions are intended to identify these forward-looking statements. There are numerous important factors that could cause our actual results to differ materially from those in the forward-looking statements. Thus, sentences and phrases that we use to convey our view of future events and trends are expressly designated as Forward-Looking Statements as are sections of this news release clearly identified as giving our outlook on future business.

These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors that could affect the actual outcome of future events:

The ability of the parties to finalize a definitive agreement;

The ability of the parties to satisfy the closing conditions of the definitive agreement;

Any benefits of the asset transfer from Perihelion Global to Renovo;

The ability of Renovo to efficiently assimilate the transferred assets into its operations;

The timing of necessary SEC filings to consummate the transactions described herein;

General economic conditions, either nationally or in our market area, that are worse than expected; and legislative actions or decisions that adversely affect our business plans or operations;

Inflation and changes in the securities markets that adversely affect the fair value of our operations; and changes in our organization.

We wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and wish to advise readers that the factors listed above could affect our financial performance and could cause actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. Important factors that could cause actual results to differ materially from the forward-looking statements made in this news release include market conditions and those set forth in reports or documents Renovo files from time to time with the United States Securities and Exchange Commission. We do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Contact:

Perihelion Global, Inc., Santa Rosa Beach

John H. Beebe, Chairman, Chief Executive Officer &

President, 866-748-7610 (Toll Free) x719

john@perihelion.com

or

Renovo Holdings, Casselberry

Stephen W. Carnes, Chairman, Chief Executive Officer,

407-599-2886